Exhibit 99.1

WhiteHorse Finance, Inc. Announces Second Quarter 2020 Earnings Results and Declares Quarterly Distribution of $0.355 Per Share

NEW YORK, NY, August 10, 2020 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (Nasdaq: WHF) today announced its financial results for the quarter ended June 30, 2020. Additionally, the Company announced that its board of directors has declared a distribution of $0.355 per share with respect to the quarter ending September 30, 2020. The distribution will be payable on October 2, 2020 to stockholders of record as of September 21, 2020.

Second Quarter 2020 Summary Highlights

•	Net Asset Value of $300.2 million, or $14.61 per share

•	Investment portfolio(1) totaling $547.4 million

•	STRS JV investment portfolio totaling $160.8 million

•	Gross investment additions(2) of $39.4 million, including new positions of $33.6 million and $5.8 million of fundings for add-ons to existing investments

•	Net investment income of $5.2 million, or $0.255 per share

•	Core net investment income of $5.2 million, or $0.255 per share(3)

•	Second quarter distribution of $0.355 per share

(1) Includes investments in WHF STRS Ohio Senior Loan Fund LLC (“STRS JV”), an unconsolidated joint venture, totaling $48.9 million, at fair value.

(2) Excludes investments made in STRS JV.

(3) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding (i) the net impact of costs associated with the refinancing of the Company’s indebtedness, (ii) the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and (iii) excise and other income taxes related to such net realized gains and losses (net of incentive fees). The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, are set forth in Schedule 1 hereto.

Stuart Aronson, WhiteHorse Finance’s Chief Executive Officer commented, “Five months into the COVID-19 pandemic, we have seen the market slowly recover from the first shock with moderate pricing and slightly higher deal activity. While NII for the quarter was below our goal, NAV increased materially and liquidity dramatically improved. During the quarter, we continued to grow our portfolio with three new first lien positions and our portfolio is now comprised of 93.8% first lien loans. Recently, we also reduced outstanding borrowings on our credit facility to its minimum requirement and this influx of liquidity will allow us to rebuild our pipeline and take advantage of the better deals we are now seeing in the marketplace. We will continue leveraging our three-tiered sourcing approach and rigorous underwriting standards while continuing to build value for our shareholders.”

Portfolio and Investment Activity

As of June 30, 2020, the fair value of WhiteHorse Finance’s investment portfolio was $547.4 million, compared with $557.1 million as of March 31, 2020. The portfolio at June 30, 2020 consisted of 68 positions across 53 companies with a weighted average effective yield of 9.6% on income-producing debt investments. The average debt investment size (excluding investments in STRS JV) was $8.8 million with the overall portfolio comprised of approximately 83% first lien secured loans, 5% second lien secured loans, 3% equity and 9% in investments in STRS JV. Almost all loans were substantially variable-rate investments (primarily indexed to the London Interbank Offered Rate) with fixed rate securities representing only 0.4%of loans at fair value. Nearly all performing floating rate investments have interest rate floors.

During the three months ended June 30, 2020, WhiteHorse Finance made investments in three new portfolio companies totaling $33.6 million and added a total of $5.8 million to three existing portfolio companies. Proceeds from sales and repayments, including $0.3 million of net repayments on revolvers, totaled approximately $36.9 million for the quarter ended June 30, 2020, driven by a full paydown from Sigue Corporation of $24.8 million.

In addition to the transactions above, during the three months ended June 30, 2020, WhiteHorse Finance transferred an aggregate of $36.6 million in assets to STRS JV in exchange for a net investment in STRS JV of $5.7 million as well as cash proceeds of $30.9 million.

WHF STRS Ohio Senior Loan Fund LLC

As of June 30, 2020, STRS JV’s portfolio totaled $160.8 million, consisted of 18 portfolio companies and had a weighted average effective yield of 7.9% on its portfolio.

Results of Operations

For the three months ended June 30, 2020, the Company’s net investment income was approximately $5.2 million, compared with approximately $7.2 million for the same period in the prior year, representing a decrease of approximately 27.8%. The decrease in net investment income for the year-over-year period is primarily attributable to lower non-recurring fee income in the current quarter. The decrease in fee income during the quarter ended June 30, 2020 as compared to the same period in the prior year is a result of a lower volume in non-recurring, fee-generating events. The decrease in fee income during the quarter ended June 30, 2020 was partially offset by a decrease in incentive fees as compared to the same period in the prior year. The incentive fees decrease was primarily due to lower net investment income in the current quarter.

For the three months ended June 30, 2020, core net investment income, a non-GAAP financial measure that excludes capital gains incentive fee accruals, the net effects of excise or other income taxes related to net realized gains and losses, and the associated costs of refinancing the Company’s indebtedness, was $5.2 million, compared with $7.4 million for the same period in the prior year, representing a decrease of approximately 29.4%.

For the three months ended June 30, 2020, WhiteHorse Finance reported a net realized and unrealized gain on investments and foreign currency transactions of $17.6 million. This compares with a net realized and unrealized gain on investments and foreign currency transactions of $1.0 million for the three months ended June 30, 2019. The increase in the year-over-year period was primarily attributable to markups in the portfolio as a result of overall market stability and price recovery from the COVID-19 pandemic in the prior quarter.

WhiteHorse Finance reported a net increase in net assets resulting from operations of approximately $22.8 million for the three months ended June 30, 2020, which compares with a net increase of $8.2 million for the three months ended June 30, 2019.

WhiteHorse Finance’s net asset value was $300.2 million, or $14.61 per share, as of June 30, 2020, as compared with $284.7 million, or $13.86 per share, as of March 31, 2020.

Liquidity and Capital Resources

As of June 30, 2020, WhiteHorse Finance had cash and cash equivalents of $20.9 million, as compared with $28.1 million as of March 31, 2020, inclusive of restricted cash. As of June 30, 2020, the Company also had $57.8 million of undrawn capacity under its revolving credit facility.

Distributions

On June 2, 2020, the Company declared a distribution of $0.355 per share for the quarter ended June 30, 2020. The distribution was paid on July 3, 2020 to stockholders of record as of June 19, 2020, and marks the thirty-first consecutive quarterly distribution paid since the Company’s initial public offering with all distributions consistently paid at the quarterly rate of $0.355 per share.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Conference Call

WhiteHorse Finance will host a conference call to discuss its second quarter results at 2:00 p.m. ET on Monday, August 10, 2020. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #3181299. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through August 17, 2020. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID #3181299. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with $39 billion of capital under management(4) across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

(4) Based on total capital commitments managed by H.I.G. Capital and affiliates.

SCHEDULE 1

As a supplement to GAAP financial measures, the Company has provided information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted to exclude the net impact of costs associated with the refinancing of the Company’s indebtedness, the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and excise or other income taxes related to such net realized gains and losses (net of incentive fees). There were no excise or other income taxes related to net realized gains and losses, nor did the Company refinance any of its indebtedness for the quarters ended June 30, 2020 and June 30, 2019. Additionally, there were no accruals for the capital gains incentive fee attributable to net realized and unrealized gains and losses for the three months ended June 30, 2020.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended June 30, 2020 and June 30, 2019 (in thousands, except per share data):

	June 30, 2020		June 30, 2019
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$5,240	$0.255	$7,226	$0.352
Net impact of costs associated with refinancing of indebtedness	-	-	-	-
Accrual for capital gains incentive fee	-	-	198	0.010
Net impact of excise tax expense related to net realized gains and losses	-	-	-	-
Core net investment income	$5,240	$0.255	$7,424	$0.362

WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Investments, at fair value
Non-controlled/non-affiliate company investments	$490,013	$546,744
Non-controlled affiliate company investments	8,521	9,651
Controlled affiliate company investments	48,863	33,293
Total investments, at fair value (amortized cost $565,762 and $597,725, respectively)	547,397	589,688
Cash and cash equivalents	2,263	4,294
Restricted cash and cash equivalents	18,487	23,252
Restricted foreign currency (cost of $143)	136	—
Interest and dividend receivable	5,900	6,010
Amounts receivable on unsettled investment transactions	297	360
Prepaid expenses and other receivables	464	7,620
Total assets	$574,944	$631,224

Liabilities
Debt	$252,671	$298,924
Distributions payable	7,294	7,294
Management and incentive fees payable	7,359	8,290
Interest payable	1,315	1,674
Accounts payable and accrued expenses	1,163	1,944
Amounts payable on unsettled investment transactions	4,900	—
Unrealized depreciation on foreign currency forward contracts	3	—
Advances received from unfunded credit facilities	17	143
Total liabilities	274,722	318,269

Commitments and contingencies

Net assets
Common stock, 20,546,032 and 20,546,032 shares issued and outstanding, par value $0.001 per share, respectively, and 100,000,000 authorized	21	21
Paid-in capital in excess of par	300,744	300,744
Accumulated earnings (deficit)	(543)	12,190
Total net assets	300,222	312,955
Total liabilities and total net assets	$574,944	$631,224

Number of shares outstanding	20,546,032	20,546,032
Net asset value per share	$14.61	$15.23

WhiteHorse Finance, Inc.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Investment income
From non-controlled/non-affiliate company investments
Interest income	$12,145	$12,746	$25,284	$27,238
Fee income	539	2,926	830	4,083
Dividend income	30	-	79	-
From non-controlled affiliate company investments
Dividend income	263	312	538	587
From controlled affiliate company investments
Interest income	606	-	1,231	-
Dividend income	240	-	393	-
Total investment income	13,823	15,984	28,355	31,908

Expenses
Interest expense	3,223	3,176	6,891	6,249
Base management fees	2,950	2,818	6,042	5,407
Performance-based incentive fees	1,311	2,055	1,752	3,806
Administrative service fees	171	159	342	317
General and administrative expenses	730	532	1,610	1,214
Total expenses, before fees waived	8,385	8,740	16,637	16,993
Base management fee waived	-	(220)	-	(397)
Total expenses, net of fees waived	8,385	8,520	16,637	16,596
Net investment income before excise tax	5,438	7,464	11,718	15,312
Excise tax	198	238	376	475
Net investment income after excise tax	5,240	7,226	11,342	14,837

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses)
Non-controlled/non-affiliate company investments	(77)	-	433	(2,018)
Non-controlled-affiliate company investments	-	-	-	-
Foreign currency transactions	70	-	67	-
Foreign currency forward contracts	(6)	-	-	-
Net realized gains (losses)	(13)	-	500	(2,018)
Net change in unrealized appreciation (depreciation)
Non-controlled/non-affiliate company investments	15,841	937	(6,355)	2,925
Non-controlled affiliate company investments	871	56	(1,130)	(520)
Controlled affiliate company investments	1,111	-	(2,842)	-
Translation of assets and liabilities in foreign currencies	(237)	-	343	-
Foreign currency forward contracts	(2)	-	(3)	-
Net change in unrealized appreciation (depreciation)	17,584	993	(9,987)	2,405
Net realized and unrealized gains (losses) on investments	17,571	993	(9,487)	387
Net increase in net assets resulting from operations	$22,811	$8,219	$1,855	$15,224

Per Common Share Data
Basic and diluted earnings per common share	$1.11	$0.41	$0.09	$0.74
Dividends and distributions declared per common share	$0.36	$0.36	$0.71	$0.71
Basic and diluted weighted average common shares outstanding	20,546,032	20,546,032	20,546,032	20,546,032

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited)

June 30, 2020

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
North America
Debt Investments
Advertising
Fluent, LLC
First Lien Secured Term Loan	L+ 7.00%	7.50%	03/26/18	03/27/23	8,645	$8,645	$8,619	2.87%
	(0.50% Floor)
Connexity, Inc.
First Lien Secured Term Loan	L+ 8.50%	10.00%	05/21/20	05/21/25	11,000	10,678	10,675	3.56
	(1.50% Floor)
					19,645	19,323	19,294	6.43
Agricultural & Farm Machinery
Bad Boy Mowers Acquisition, LLC
First Lien Secured Term Loan	L+ 5.75%	6.75%	12/19/19	12/06/25	10,333	10,049	9,816	3.27
	(1.00% Floor)
Air Freight & Logistics
Access USA Shipping, LLC
First Lien Secured Term Loan	L+ 8.00%	9.50%	02/08/19	02/08/24	5,505	5,446	5,441	1.81
	(1.50% Floor)
Application Software
Newscycle Solutions, Inc.
First Lien Secured Term Loan	L+ 7.00%	8.00%	06/14/19	12/29/22	5,195	5,122	4,832	1.61
	(1.00% Floor)
First Lien Secured Revolving Loan	L+ 7.00%	8.00%	06/14/19	12/29/22	301	298	280	0.09
	(1.00% Floor)
					5,496	5,420	5,112	1.70
Automotive Retail
Team Car Care Holdings, LLC
First Lien Secured Term Loan(12)	base rate+ 7.99%	9.40%	02/26/18	02/23/23	16,491	16,295	15,900	5.30
	(1.00% Floor)
BW Gas & Convenience Holdings, LLC
First Lien Secured Term Loan	L+ 6.25%	6.43%	11/15/19	11/18/24	8,288	7,993	8,039	2.68
	(0.00% Floor)
					24,779	24,288	23,939	7.98
Broadcasting
Alpha Media, LLC
First Lien Secured Term Loan	L+ 6.00%	7.00%	08/14/18	02/25/22	5,155	5,077	4,923	1.64
	(1.00% Floor)
Rural Media Group, Inc.
First Lien Secured Term Loan	L+ 8.75%	9.75%	12/29/17	12/29/22	3,391	3,358	3,391	1.13
	(1.00% Floor)
					8,546	8,435	8,314	2.77
Cable & Satellite
Bulk Midco, LLC
First Lien Secured Term Loan(15)	P+ 6.23%	9.48%	06/08/18	06/08/23	15,000	14,868	13,725	4.57
	(0.75% Floor)
Communications Equipment
Sorenson Communications, LLC
First Lien Secured Term Loan	L+ 6.50%	6.81%	03/15/19	04/29/24	4,319	4,220	4,153	1.38
	(0.00% Floor)
Construction & Engineering
Atlas Intermediate Holdings LLC
First Lien Secured Term Loan	L+ 6.25%	7.25%	05/26/20	02/14/26	15,464	14,547	14,553	4.85
	(1.00% Floor)
Data Processing & Outsourced Services
FPT Operating Company, LLC/
TLabs Operating Company, LLC
First Lien Secured Term Loan	L+ 8.25%	9.25%	12/23/16	06/07/24	24,595	24,401	23,120	7.70
	(1.00% Floor)
Geo Logic Systems Ltd. (5)
First Lien Secured Term Loan (13)	C +6.25%	7.25%	12/19/19	12/19/24	6,795	5,089	4,701	1.57
	(1.00% Floor)
First Lien Secured Revolving Loan (7)(13)	C +6.25%	7.25%	12/19/19	12/19/24	-	-	(12)	-
	(1.00% Floor)
					31,390	29,490	27,809	9.27
Department Stores
Mills Fleet Farm Group, LLC
First Lien Secured Term Loan	L+ 7.00%	8.59%	10/24/18	10/24/24	13,964	13,690	12,567	4.19
	(1.00% Floor)	(0.75%PIK)
Distributors
Crown Brands, LLC
First Lien Secured Term Loan	L+ 8.00%	9.50%	01/28/19	01/25/24	5,727	5,625	5,164	1.72
	(1.50% Floor)
First Lien Secured Delayed Draw Loan	L+ 8.00%	9.50%	06/10/20	01/25/24	850	850	766	0.26
	(1.50% Floor)
					6,577	6,475	5,930	1.98
Diversified Capital Markets
TOUR Intermediate Holdings, LLC
First Lien Secured Delayed Draw Loan	L+ 7.00%	8.00%	06/30/20	05/15/25	1,360	1,334	1,335	0.44
	(1.00% Floor)
Diversified Chemicals
Sklar Holdings, Inc.
First Lien Secured Term Loan	L+ 7.00%	9.00%	11/13/19	05/13/23	8,903	8,713	8,643	2.88
	(1.00% Floor)	(1.00%PIK)

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

June 30, 2020

(in thousands)

Diversified Support Services
ImageOne Industries, LLC
First Lien Secured Term Loan	L+ 10.00%	11.00%	01/11/18	01/11/23	7,218	$7,058	$7,073	2.36%
	(1.00% Floor)	(4.00%PIK)
First Lien Secured Revolving Loan(4)(7)	L+ 10.00%	11.00%	07/22/19	12/12/22	5	5	(11)	-
	(1.00% Floor)	(4.00%PIK)
NNA Services, LLC
First Lien Secured Term Loan	L+ 7.00%	8.50%	10/16/18	10/16/23	9,757	9,629	9,635	3.21
	(1.50% Floor)
					16,980	16,692	16,697	5.57
Education Services
EducationDynamics, LLC
First Lien Secured Term Loan	L+ 7.50%	8.50%	11/26/19	11/26/24	11,406	11,205	11,349	3.78
	(1.00% Floor)
Food Retail
AG Kings Holdings, Inc.
First Lien Secured Term Loan(4)(8)	P+ 11.00%	14.25%	08/10/16	08/10/21	35,693	17,737	21,280	7.09
	(0.75% Floor)	(2.00%PIK)
Health Care Facilities
Grupo HIMA San Pablo, Inc.
First Lien Secured Term Loan A	L+ 9.00%	9.69%	05/15/19	04/30/19	3,855	3,855	2,891	0.96

First Lien Secured Term Loan B	L+ 9.00%	10.50%	02/01/13	04/30/19	13,511	13,511	10,133	3.38
	(1.50% Floor)
Second Lien Secured Term Loan(8)	N/A	15.75%	02/01/13	07/31/18	1,028	1,024	-	-
		(2.00%PIK)
					18,394	18,390	13,024	4.34
Health Care Services
CHS Therapy, LLC
First Lien Secured Term Loan A	L+ 8.50%	10.00%	06/14/19	06/14/24	7,518	7,406	7,302	2.43
	(1.50% Floor)
Lab Logistics, LLC
First Lien Secured Term Loan	L+ 6.50%	7.56%	10/16/19	09/25/23	106	105	104	0.03
	(1.00% Floor)
First Lien Secured Delayed Draw Loan	L+ 6.50%	7.73%	10/16/19	09/25/23	5,262	5,230	5,157	1.72
	(1.00% Floor)
PMA Holdco, LLC
First Lien Secured Term Loan	L+ 10.00%	11.00%	06/28/18	06/28/23	12,841	12,616	12,713	4.23
	(1.00% Floor)
					25,727	25,357	25,276	8.41
Home Furnishings
Sure Fit Home Products, LLC
First Lien Secured Term Loan(8)	L+ 9.75%	10.75%	10/26/18	07/13/22	5,215	5,157	4,206	1.40
	(1.00% Floor)
Interactive Media & Services
What If Media Group, LLC
First Lien Secured Term Loan	L+ 6.50%	7.50%	10/02/19	10/02/24	12,756	12,539	12,692	4.23
	(1.00% Floor)
Internet & Direct Marketing Retail
Potpourri Group, Inc.
First Lien Secured Term Loan	L+ 8.25%	9.75%	07/03/19	07/03/24	18,525	18,194	17,784	5.92
	(1.50% Floor)
Investment Banking & Brokerage
Arcole Acquisition Corp(5)
First Lien Secured Term Loan A(4)(8)	L+ 10.25%	11.25%	11/29/18	11/30/23	5,231	5,159	4,185	1.39
	(1.00% Floor)
First Lien Secured Term Loan B(4)(8)	L+ 16.50%	17.50%	11/29/18	11/30/23	1,819	1,785	1,455	0.48
	(1.00% Floor)	(1.50%PIK)
JVMC Holdings Corp. (f/k/a RJO Holdings Corp)
First Lien Secured Term Loan	L+ 6.50%	7.50%	02/28/19	02/28/24	14,032	13,930	13,892	4.63
	(1.00% Floor)
					21,082	20,874	19,532	6.50
IT Consulting & Other Services
AST-Applications Software Technology LLC
First Lien Secured Term Loan	L+ 8.00%	9.00%	01/10/17	01/10/23	4,049	4,010	4,009	1.34
	(1.00% Floor)	(1.00%PIK)
Leisure Facilities
Honors Holdings, LLC
First Lien Secured Term Loan(16)	L+ 7.75%	8.75%	09/06/19	09/06/24	9,405	9,279	8,465	2.82
	(1.00% Floor)
First Lien Secured Delayed Draw Loan(7)(16)	L+ 6.50%	8.11%	09/06/19	09/06/24	4,633	4,592	4,170	1.39
	(1.00% Floor)
Lift Brands, Inc.
First Lien Secured Term Loan A(8)	L+ 3.75%	4.75%	06/29/20	06/29/25	5,659	5,571	5,571	1.86
	(1.00% Floor)
First Lien Secured Term Loan B(8)	N/A	9.50%	06/29/20	06/29/25	1,109	1,080	1,080	0.36

First Lien Secured Term Loan C(8)(9)	N/A	9.50%	06/29/20	N/A	1,268	1,265	1,265	0.42

					22,074	21,787	20,551	6.85
Office Services & Supplies
Empire Office, Inc.
First Lien Secured Term Loan	L+ 6.75%	8.25%	04/12/19	04/12/24	11,054	10,887	10,797	3.60
	(1.50% Floor)
Packaged Foods & Meats
Lenny & Larry's, LLC
First Lien Secured Term Loan (17)	L+ 7.95%	8.95%	05/15/18	05/15/23	11,237	11,110	10,747	3.58
	(1.00% Floor)	(1.17%PIK)
Property & Casualty Insurance
Policy Services Company, LLC (5)
First Lien Secured Term Loan	L+ 6.25%	7.32%	03/06/20	05/31/24	6,459	6,158	6,136	2.04
	(1.00% Floor)

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

June 30, 2020

(in thousands)

Research & Consulting Services
Nelson Worldwide, LLC
First Lien Secured Term Loan	L+ 9.25%	10.56%	01/09/18	01/09/23	13,041	$12,876	$12,780	4.26%
	(1.00% Floor)
ALM Media, LLC
First Lien Secured Term Loan	L+ 6.50%	7.50%	11/25/19	11/25/24	15,356	15,086	14,482	4.82
	(1.00% Floor)
					28,397	27,962	27,262	9.08
Restaurants
LS GFG Holdings Inc.
First Lien Secured Term Loan	L+ 6.00%	6.18%	11/30/18	11/19/25	10,177	9,940	8,548	2.85
	(0.00% Floor)
Specialized Consumer Services
True Blue Car Wash, LLC
First Lien Secured Term Loan	L+ 8.12%	9.12%	10/17/19	10/17/24	4,405	4,329	4,361	1.45
	(1.00% Floor)
First Lien Secured Delayed Draw Loan(7)	L+ 8.12%	9.12%	10/17/19	10/17/24	667	661	659	0.22
	(1.00% Floor)				5,072	4,990	5,020	1.67
Specialty Chemicals
Flexitallic Group SAS
First Lien Secured Term Loan	L+ 6.50%	7.57%	10/28/19	10/29/26	11,691	11,425	10,756	3.58
	(1.00% Floor)
Specialized Finance
Golden Pear Funding Assetco, LLC(5)
Second Lien Secured Term Loan	L+ 10.50%	11.50%	09/20/18	03/20/24	17,500	17,263	17,468	5.82
	(1.00% Floor)
Oasis Legal Finance, LLC(5)
Second Lien Secured Term Loan	L+ 10.75%	11.75%	09/09/16	03/09/22	12,500	12,423	12,500	4.16
	(1.00% Floor)
WHF STRS Ohio Senior Loan Fund LLC
Subordinated Note(4)(5)(7)(9)(14)	L+ 6.50%	6.68%	07/19/19	N/A	41,073	41,073	41,073	13.68

					71,073	70,759	71,041	23.66
Systems Software
Vero Parent, Inc.
First Lien Secured Term Loan	L+ 6.00%	7.00%	11/06/19	08/16/24	16,469	15,010	15,971	5.32
	(1.00% Floor)

Technology Hardware, Storage & Peripherals
Source Code Midco, LLC
First Lien Secured Term Loan	L+ 8.25%	9.25%	05/04/18	05/04/23	22,944	22,568	22,675	7.55
	(1.00% Floor)

Trading Companies & Distributors
Vessco Holdings, LLC
First Lien Secured Term Loan	L+ 7.25%	8.75%	08/22/19	08/22/24	8,891	8,744	8,778	2.92
	(1.50% Floor)

Total Debt Investments					566,646	537,793	524,762	174.80

Equity Investments
Diversified Support Services
Quest Events, LLC Preferred Units(4)	N/A	N/A	12/28/18	12/08/25	317	317	-	-
ImageOne Industries, LLC Common A Units(4)	N/A	N/A	09/20/19	N/A	149	-	61	0.02

Health Care Services
Lab Logistics Preferred Units (4)	N/A	N/A	10/29/19	N/A	2	857	844	0.28
PMA Holdco, LLC Warrants(4)	N/A	N/A	06/28/18	06/28/28	8	-	503	0.17
					10	857	1,347	0.45
Leisure Facilities
Lift Brands, Inc. Class A Common Stock (4)	N/A	N/A	06/29/20	N/A	2	1,955	282	0.09
Lift Brands, Inc. Warrants (4)	N/A	N/A	06/29/20	06/28/28	1	793	114	0.04
					3	2,748	396	0.13

Other Diversified Financial Services
RCS Creditor Trust Class B Units(4)(6)	N/A	N/A	10/01/17	N/A	143	-	-	-

SFS Global Holding Company Warrants(4)	N/A	N/A	06/28/18	12/28/25	-	-	-	-

Sigue Corporation Warrants(4)	N/A	N/A	06/28/18	12/28/25	22	2,890	3,499	1.17
					165	2,890	3,499	1.17
Specialized Finance
NMFC Senior Loan Program I LLC Units (4)(5)(6)	N/A	N/A	08/13/14	08/31/22	10,000	10,029	8,521	2.84

WHF STRS Ohio Senior Loan Fund LLC Interests (4)(5)(7)(14)	N/A	N/A	07/19/19	N/A	10,268	10,268	7,789	2.59
					20,268	20,297	16,310	5.43
Trading Companies & Distributors
Vessco Holdings, LLC Units(4)	N/A	N/A	08/22/19	N/A	506	860	993	0.33

Trucking
Europcar Mobility Group Earnout (4)(5)	N/A	N/A	10/31/19	12/31/22	-	-	29	0.01

Total Equity Investments					21,418	27,969	22,635	7.54

Total Investments					588,064	$565,762	$547,397	182.34%

A summary of outstanding financial instruments at June 30, 2020 is as follows:

Forward Currency Contracts

	Currency to be	Currency to be		Unrealized	Unrealized
Counterparty	sold	purchased	Settlement date	appreciation ($)	depreciation ($)
Morgan Stanley	C$ 1,999 CAD	$ 1,468 USD	09/30/2020	$-	$(3)
				$-	$(3)

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

June 30, 2020

(in thousands)

(1)	Except as otherwise noted, all investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), and provide collateral for the Company’s credit facility.

(2)	The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”), which resets monthly, quarterly or semiannually, the Canadian Dollar Offered Rate (“CDOR” or “C”) or the U.S. Prime Rate as published by the Wall Street Journal (“Prime” or “P”). The one, three and six-month LIBOR were 0.2%, 0.3% and 0.4%, respectively, as of June 30, 2020. The Prime was 3.3% as of June 30, 2020. The CDOR was 0.6% as of June 30, 2020.

(3)	The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind (“PIK”) interest rate, as the case may be.

(4)	The investment or a portion of the investment does not provide collateral for the Company’s credit facility.

(5)	Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of total assets. Qualifying assets represented 82% of total assets as of the date of the consolidated schedule of investments.

(6)	Investment is a non-controlled/affiliate investment as defined by the 1940 Act.

(7)	The investment has an unfunded commitment in addition to any amounts presented in the consolidated schedule of investments as of June 30, 2020.

(8)	The investment is on non-accrual status.

(9)	Security is perpetual with no defined maturity date.

(10)	Except as otherwise noted, all of the Company’s portfolio company investments, which as of the date of the consolidated schedule of investments represented 182% of the Company’s net assets or 95% of the Company’s total assets, are subject to legal restrictions on sales.

(11)	The fair value of each investment was determined using significant unobservable inputs.

(12)	The investment was comprised of two contracts, which were indexed to different base rates, L and P, respectively. The Spread Above Index and Interest Rate presented represent the weighted average of both contracts.

(13)	Principal amount is denominated in Canadian dollars.

(14)	Investment is a controlled affiliate investment as defined by the 1940 Act. On January 14, 2019, the Company entered into an agreement (as described in Note 4 hereto) with State Teachers Retirement System of Ohio, a public pension fund established under Ohio law (“STRS Ohio”), to create WHF STRS Ohio Senior Loan Fund, LLC (“STRS JV”), a joint venture, which invests primarily in senior secured first and second lien term loans.

(15)	In addition to the interest earned based on the stated interest rate of this security, the Company is entitled to receive an additional interest amount of 2.75% on its “last out” tranche of the portfolio company’s senior term debt, which was previously syndicated into “first out” and “last out” tranches, whereby the “first out” tranche will have priority as to the “last out” tranche with respect to payments of principal, interest and any other amounts due thereunder.

(16)	In addition to the interest earned based on the stated interest rate of this security, the Company is entitled to receive an additional interest amount of 3.50% on its “last out” tranche of the portfolio company’s senior term debt, which was previously syndicated into “first out” and “last out” tranches, whereby the “first out” tranche will have priority as to the “last out” tranche with respect to payments of principal, interest and any other amounts due thereunder.

(17)	In addition to the interest earned based on the stated interest rate of this security, the Company is entitled to receive an additional interest amount of 3.00% on its “last out” tranche of the portfolio company’s senior term debt, which was previously syndicated into “first out” and “last out” tranches, whereby the “first out” tranche will have priority as to the “last out” tranche with respect to payments of principal, interest and any other amounts due thereunder.

Contacts

Stuart Aronson

WhiteHorse Finance, Inc.

212-506-0500

saronson@higwhitehorse.com

or

Joyson Thomas

WhiteHorse Finance, Inc.

305-379-2322

jthomas@higwhitehorse.com

or

Sean Silva

Prosek Partners

646-818-9122

ssilva@prosek.com

Source: WhiteHorse Finance, Inc.